EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 1, 2005, Merisel, Inc. (“Merisel” or “the Company”) completed the acquisitions of Color Edge, Inc. (“Color Edge”) and Comp 24, Inc. (“Comp 24”), and on August 8, 2005, Merisel, Inc. completed the acquisition of Crush Creative, Inc. (“Crush”) (“Acquisitions”). The estimated purchase price for the Crush acquisition was $7.4 million, consisting of cash payments totaling $7.0 million and transaction costs of $0.4 million.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Merisel, Color Edge, Comp 24 and Crush after giving effect to (1) the Color Edge, Comp 24 and Crush Acquisitions under the purchase method of accounting and (2) the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2005 is presented as if the Crush acquisition occurred on June 30, 2005. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 are presented as if the Acquisitions occurred on January 1, 2004, and include adjustments that are (1) directly attributable to the Acquisitions, (2) factually supportable and (3) expected to have a continuing impact.

In accordance with SFAS No. 141, “Accounting for Business Combinations”, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of Color Edge, Comp 24 and Crush based on the fair values as of the date of the Acquisitions. Merisel retained specialists to conduct independent valuations in order to assist in determining the fair values of a significant portion of these assets. The adjustments to the carrying values for Color Edge and Comp 24 are based upon the final valuation studies. The adjustments to the carrying values for Crush are based upon the preliminary valuation study and are subject to change as additional information is obtained and the valuation study is completed. The actual amounts that will be recorded based upon final assessment of fair values may differ substantially from the information presented in these unaudited pro forma condensed combined financial statements. The purchase price of Crush was allocated as follows (dollars in thousands):

Purchase price
Cash	$6,991
Transaction costs	393
Total purchase price	$7,384

Purchase price allocation
Tangible assets, net of liabilities assumed	$2,996
Intangible assets (definite lives)	1,987
Trademarks	141
Goodwill	2,260
Total purchase price allocation	$7,384

The unaudited pro forma condensed combined financial statements do not give consideration to expense savings or asset dispositions and are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Merisel that would have been reported had the Acquisitions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Merisel. The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements.
•	Merisel’s historical consolidated financial statements as of December 31, 2004 and the year then ended included in Merisel’s Annual Report on Form 10-K.
•	Color Edge’s historical consolidated financial statements as of December 31, 2004 and the year then ended included in Merisel’s Form 8-K/A Amendment No. 2 filed on October 31, 2005.
•	Color Edge and Comp 24’s historical consolidated financial statements as of December 31, 2004 and the year then ended included in Merisel’s Form 8-K/A Amendment No. 3 filed on March 30, 2006.
•	Comp 24’s historical consolidated financial statements as of and for the year ended December 31, 2004 included in Merisel’s Form 8-K/A Amendment No. 1 filed on September 1, 2005.
•	Crush’s historical consolidated financial statements as of and for the year ended December 31, 2004 included in Merisel’s Form 8-K/A Amendment No. 1 filed on October 11, 2005.
•	Crush’s historical consolidated financial statements as of and for the six months ended June 30, 2005 and June 30, 2004 included in this filing.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(In thousands, except per share amounts)

	Historical						Historical
	Merisel	Color Edge	Comp 24	Pro Forma Adjustments		Sub-total Color Edge and Comp 24 Acquisitions	Crush Creative	Pro Forma Adjustments		Pro Forma Combined
Net sales	$-	$51,743	$10,654			$62,397	$17,716	$-		$80,113
Cost of sales	-	25,836	4,008			29,844	10,259	-		40,103
Gross profit	-	25,907	6,646			32,553	7,457	-		40,010

Selling, general and administrative expenses	2,276	22,083	5,031	534	a	29,924	6,757	238	d	36,919

Operating income (loss)	(2,276)	3,824	1,615	(534)		2,629	700	(238)		3,091

Interest and other expense (income), net	(586)	441	1	457	b	313	(8)	99	e	404

Income (loss) before taxes	(1,690)	3,383	1,614	(991)		2,316	708	(337)		2,687

Income tax provision	-	1,857	76	(1,539)	c	394	10	53	f	457

Net income (loss) from continuing operations	$(1,690)	$1,526	$1,538	$548		$1,922	$698	$(390)		$2,230

Earnings (loss) Per Share
Basic and diluted from
continuing operations	(0.22)					0.25				0.29

Weighted Average Shares
Basic and diluted	7,620					7,620				7,620

See the accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005
(In thousands, except per share amounts)

	Historical						Historical
	Merisel	Color Edge	Comp 24	Pro Forma Adjustments		Sub-total Color Edge and Comp 24 Acquisitions	Crush Creative	Pro Forma Adjustments		Pro Forma Combined
Net sales	$21,195	$8,532	$1,850	$-		$31,577	$9,372	$-		$40,949
Cost of sales	9,650	5,011	736	-		15,397	5,410	-		20,807
Gross profit	11,545	3,521	1,114	-		16,180	3,962	-		20,142

Selling, general and administrative expenses	9,080	4,615	586	146	g	14,427	3,604	118	j,m	18,149

Operating income (loss)	2,465	(1,094)	528	(146)		1,753	358	(118)		1,993

Interest and other expense (income), net	(47)	73	21	109	h	156	7	130	k,m	293

Income (loss) before taxes	2,512	(1,167)	507	(255)		1,597	351	(248)		1,700

Income tax provision	36	-	4	231	i	271	7	10	l	288

Net income (loss) from continuing operations	$2,476	$(1,167)	$503	$(486)		$1,326	$344	$(258)		$1,412

Earnings Per Share from
continuing operations
Basic	0.32					0.17				0.19
Diluted	0.32					0.17				0.18

Weighted Average Shares
Basic	7,624					7,624				7,624
Diluted	7,719					7,719				7,719

See the accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2005
(In thousands, except per share amounts)

	Historical
	Merisel	Crush Creative	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$13,224	$629	$(7,384)	p	$6,469
Accounts receivable, net	12,391	3,981	-		16,372
Inventories	1,565	512	-		2,077
Current assets of discontinued operations	883	-	-		883
Prepaid expense and other current assets	1,052	103	-		1,155
Total current assets	29,115	5,225	(7,384)		26,956

Property and equipment, net	3,865	3,313	(265)	o	6,913
Restricted cash	2,686	-	-		2,686
Other assets	599	8	-		607
Long term assets of discontinued operations	914	-	-		914
Trademarks	-	-	10,452	n,s	10,452
Other intangible assets, net	5,608	-	2,140	q	7,748
Goodwill	24,197	3,041	(11,127)	n,r	16,111
Total assets	$66,984	$11,587	$(6,184)		$72,387

Accounts payable	$3,092	$1,044	$-		$4,136
Accrued expenses	5,260	921	-		6,181
Customer deposits	23	-	-		23
Capital lease obligations, current	456	93	-		549
Notes payable, current maturities	567	1,345	-		1,912
Total current liabilities	9,398	3,403	-		12,801

Notes payable, less current maturities	8,022	954	-		8,976
Other liabilities	145	-	-		145
Capital lease obligations, less current portion	556	208			764
Deferred occupancy costs	191	-	-		191

Stockholders’ equity	48,672	7,022	(6,184)	o, p, q, r, s	49,510

Total liabilities and stockholders’ equity	$66,984	$11,587	$(6,184)		$72,387

See the accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNADUTIED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of Merisel, Color Edge, Comp 24 and Crush after giving effect to (1) the Acquisitions under the purchase method of accounting, (2) the related financing transactions and (3) the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2005 is presented as if the Crush acquisition occurred on June 30, 2005. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 are presented as if the Acquisitions occurred on January 1, 2004, and includes adjustments that are (1) directly attributable to the Acquisitions, (2) factually supportable and (3) expected to have a continuing impact.

In accordance with SFAS No. 141, “Accounting for Business Combinations”, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of Color Edge, Comp 24 and Crush based on the fair values as of the date of the Acquisitions. Merisel retained specialists to conduct independent valuations in order to assist in determining the fair values of a significant portion of these assets. The adjustments to the carrying values for Color Edge and Comp 24 are based upon the final valuation studies. The adjustments to the carrying values for Crush are based upon the valuation study and are subject to change as additional information is obtained and the valuation study is completed. The actual amounts that will be recorded based upon final assessment of fair values may differ substantially from the information presented in these unaudited pro forma condensed combined financial statements.

2.	Pro Forma Adjustments

a)
To remove non-recurring operating expenses of $412 and to add costs for amortization of intangibles assets of $946. Adjustments do not include cost savings related to acquisitions of approximately $3.0 million.

b)	Remove interest earned of $457 on cash balances used to fund the acquisitions of Color Edge and Comp 24.
c)	To adjust income tax provision to $394 based on an effective tax rate of 17%.
d)	To add costs for amortization of intangibles assets of $238.
e)	Remove interest earned of $99 on cash balances used to fund the Crush acquisition.
f)	To adjust income tax provision to $63 for the Crush acquisition based on an effective tax rate of 17%.
g)	To add costs for amortization of intangibles assets of $146.
h)	Remove interest earned of $109 on cash balances used to fund the acquisitions of Color Edge and Comp 24.
i)	To adjust income tax provision to $271 based on an effective tax rate of 17%.
j)	To add costs for amortization of intangibles assets of $153.
k)	Remove interest earned of $95 on cash balances used to fund the acquisition of Crush.
l)	To adjust income tax provision to $17 based on an effective tax rate of 17%.
m)	To eliminate intercompany transaction of $35.
n)	To reclass trademarks of $10,311 in accordance with SFAS No. 141 that have an indefinite life based on the final valuation for Color Edge and Comp 24.
o)	To record fair value of assets acquired in accordance with SFAS No. 141 based on the preliminary valuation for Crush.
p)	Remove cash of $7,384 used to fund the Crush acquisition.
q)
To record intangible assets of $2,140 in accordance with SFAS No. 141. The customer contracts and relationships have a weighted average life of 6.6 years whose fair value is based on a preliminary valuation for Crush.

r)
To record goodwill of $2,225 and eliminate goodwill of $3,041 that was not part of the purchase agreement in accordance with SFAS No. 141 resulting from the Crush acquisition. This fair value is based on a preliminary valuation for Crush.

s)	To record trademarks of $141 in accordance with SFAS No. 141 that have an indefinite life based on the preliminary valuation for Crush.

3.	Pro Forma Earnings (Loss) Per Share

The pro forma basic and diluted earnings (loss) per share are based on the weighted average number of shares of Merisel’s common stock outstanding.